FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Services Partners Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-3290391
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3130 Fairview Park Drive, Suite 500, Falls Church, VA	22042
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

Securities Act registration statement file number to which this form relates: 333-128350 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

SERIES A UNITS, EACH CONSISTING OF TWO SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, AND TEN CLASS Z WARRANTS

SERIES B UNITS, EACH CONSISTING OF TWO SHARES OF CLASS B COMMON STOCK, PAR VALUE $0.0001 PER SHARE, AND TWO CLASS W WARRANTS
(Title of Class)

COMMON STOCK, $0.0001 PAR VALUE PER SHARE
(Title of Class)

CLASS B COMMON STOCK, $0.0001 PAR VALUE PER SHARE
(Title of Class)

CLASS W WARRANTS
(Title of Class)

CLASS Z WARRANTS
(Title of Class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),check the following box.  ☒

Item 1. Description of Registrant’s Securities to be Registered.

General

The information required by this item is contained under the heading “Description of Securities” in the registration statement (as amended) to which this Form 8-A relates (File No. 333-128350). This information is incorporated herein by reference.

Item 2. Exhibits.

*3.1	Amended and Restated Certificate of Incorporation

**3.2	By-Laws

*3.2.1	Amended and Restated By-Laws

*4.1	Specimen Series A Unit Certificate

*4.2	Specimen Series B Unit Certificate

**4.3	Specimen Common Stock Certificate

**4.4	Specimen Class B Common Stock Certificate

*4.5	Specimen Class W Warrant Certificate

*4.6	Specimen Class Z Warrant Certificate

*4.7	Form of Unit Purchase Option to be granted to Representative

*4.8	Form of Warrant Agreement between American Stock Transfer and Trust Company and the Registrant

*	Incorporated by reference from Amendment No. 3 to the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on February 22, 2006.
**	Incorporated by reference from the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on September 15, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Global Services Partners Acquisition Corp.

Dated: March 29, 2006	By:	/s/ Rahul Prakash
	Name:	Rahul Prakash
	Title:	Chief Executive Officer